Exhibit 10.1

ABL OPCO LLC, 6801 Gaylord Parkway, Suite 202 Frisco, Texas 75034

June 18, 2025

S&W Seed Company
2101 Ken Pratt Blvd, Suite 201
Longmont, Colorado 80501
Attention: Vanessa Baughman, Chief Financial Officer
E-Mail: VanessaBaughman@swseedco.com

Re:	Funding Request under Credit and Security Agreement

Ladies and Gentlemen:

Reference is made to (i) that certain Credit and Security Agreement, dated as of December 19, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Credit Agreement), by and among S&W SEED COMPANY, a Nevada corporation (the “Company”), each other Person that joins from time to time as a borrower (together with the Company, each a “Borrower” and collectively the “Borrowers”), the other Loan Parties party thereto, ABL OPCO LLC, a Delaware limited liability company, in its capacity as administrative agent (“Administrative Agent”) and the financial institutions party thereto (the “Lenders”); and (ii) that certain Notice of Default and Reservation of Rights letter, dated as of June 17, 2025 (the “Default Notice”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

The Loan Parties hereby acknowledge that as a result of the occurrence and continuance of the Existing Default (as defined in the Default Notice), (i) the conditions precedent set forth in Section 8.2 of the Credit Agreement are not satisfied, and (ii) neither Administrative Agent nor Lenders are obligated to make any Loans or other financial accommodations to Borrowers at any time.

Despite the foregoing, Company has requested that Lenders advance additional Revolving Loans to Borrowers in the aggregate principal amount of $1,080,000 on the date hereof (the “Specified Revolving Loans”). The Specified Revolving Loans shall be sent in accordance with the wire instructions set forth on Exhibit A attached hereto, the proceeds of which shall be used solely to cover costs and expenses related to (i) payroll, (ii) a retainer for the Loan Parties’ counsel, Snell & Wilmer and financial advisor, MCA Financial Group, Ltd., and (iii) the premium for tail coverage with respect to the Loan Parties’ directors and officers liability insurance. Lenders understand that the Company is terminating all but seven (7) employees (the “Key Employees”) effective as of the date of this letter. Lenders agree to make additional advances in the amount of $6,500 per day each Business Day (but including for such purpose any days, other than Saturdays or Sundays, that are legal holidays on which commercial banks are authorized or required by law to be closed in New York) (the “Per Diem”) that the Key Employees remain employed, and shall provide the Company at least twenty-four (24) hours’ notice prior to refusing to fund the Per Diem.

In consideration of each Lender’s agreement to make the Specified Revolving Loans to Borrowers, the Borrowers hereby agree to pay to Administrative Agent, for the ratable benefit of the Lenders making the Specified Revolving Loans, a funding fee in an amount equal to $1,080,000 (the “Default Funding Fee”), which amount (i) shall be fully earned and nonrefundable on the date of making the Specified Revolving Loans, (ii) shall be due and payable on the earlier to occur of (A) the Maturity Date, (B) Acceleration of the Loans, or (C) any sale of any assets of the Loan Parties outside the ordinary course of business, and (iii) shall be considered an earned fee for all purposes under the Credit Agreement on account of all Obligations generally and in consideration for all outstanding Loans which have been made, including the Specified Revolving Loans. The Loan Parties acknowledge and agree that the payment of the Default Funding Fee is a material inducement for the Lenders making the Specified Revolving Loans, notwithstanding the Existing Default (as defined in the Default Notice).

The Loan Parties, Administrative Agent, and Lenders acknowledge and agree that the Specified Revolving Loans shall constitute “Revolving Loans” for purposes of the Credit Agreement and such Obligations shall be secured by the Collateral. The Loan Parties further acknowledges that Lenders’ willingness to extend the Specified Revolving Loans shall not obligate Administrative Agent or any Lender to make any other discretionary Revolving Loans or financial accommodation to Borrowers at any time.

Notwithstanding Section 3.1 of the Credit Agreement, but subject to Section 3.7 of the Credit Agreement, the Borrowers hereby agree, and the Credit Agreement is hereby deemed amended to provide, that all Obligations that represent Revolving Exposure in excess of the Borrowing Base (as reflected in the Borrowing Base Certificate most recently delivered by Borrowers to the Administrative Agent), including, for the avoidance of doubt, the Specified Revolving Loans, will bear interest at a rate of 18.00% per annum from the date hereof until the date the Revolving Exposure is no longer in excess of the Borrowing Base.

This letter agreement, and each and every provision hereof, shall be effective when Administrative Agent shall have received this letter agreement, duly executed by each of the Loan Parties and each Lender party hereto, and the same shall be in full force and effect.

Each Loan Party hereby represents and warrants to Administrative Agent and each Lender that the execution, delivery, and performance of this letter agreement are within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action on the part of such Loan Party, and that the person signing this letter agreement on behalf of such Loan Party is duly authorized and has all requisite power, authority and capacity to execute and deliver this letter agreement on behalf of such Loan Party and bind such Loan Party accordingly.

Except as expressly set forth herein, this letter shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Administrative Agent or any Lender under the Credit Agreement, and, except as expressly set forth herein, this letter shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This letter agreement is not to be construed as a waiver, cure or forgiveness of the Existing Default or any other Event of Default.

Each Loan Party is hereby notified that irrespective of (i) any waivers previously granted by Administrative Agent or Lenders regarding the Credit Agreement and the Loan Documents, (ii) any previous failures or delays of Administrative Agent or Lenders in exercising any right, power or privilege under the Credit Agreement or the Loan Documents, or (iii) any previous failures or delays of Administrative Agent or Lenders in the monitoring or in the requiring of compliance by any Loan Party with the duties, obligations, and agreements of any Loan Party in the Credit Agreement and the Loan Documents, hereafter each Loan Party will be expected to comply strictly with its duties, obligations and agreements under the Credit Agreement and the Loan Documents.

Except as expressly provided above, nothing contained in this letter or any other communication between Administrative Agent and/or Lenders and any Loan Party shall be a waiver of any past, present or future violation, default or Event of Default of any Loan Party under the Credit Agreement or any Loan Documents. Similarly, each of Administrative Agent and Lenders hereby expressly reserves any rights, privileges and remedies under the Credit Agreement and each Loan Document that Administrative Agent or Lenders may have with respect to each violation, default or Event of Default, and any failure by Administrative Agent or Lenders to exercise any right, privilege or remedy as a result of the violation set forth above shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Administrative Agent or Lenders, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any Loan Documents, (ii) amend or alter any provision of the Credit Agreement or any Loan Documents or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of any Loan Party or any rights, privilege or remedy of Administrative Agent or Lenders under the Credit Agreement or any Loan Documents or any other contract or instrument. Nothing in this letter shall be construed to be a consent by Administrative Agent or Lenders to any prior, existing or future violations of the Credit Agreement or any Loan Document or to any other transaction involving any Loan Party.

EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT AS OF THE DATE OF THIS LETTER AGREEMENT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ADMINISTRATIVE AGENT OR LENDERS. EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES ADMINISTRATIVE AGENT AND LENDERS, THEIR RESPECTIVE PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS LETTER AGREEMENT IS EXECUTED, WHICH ANY LOAN PARTY MAY NOW HAVE AGAINST ADMINISTRATIVE AGENT OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS LETTER AGREEMENT.

Each Loan Party agrees to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as may be reasonably necessary to carry out the intent of this letter agreement. Borrowers shall promptly reimburse Administrative Agent and Lenders for all reasonable expenses incurred by Administrative Agent and Lenders in connection with the preparation and execution of this letter agreement and the related documents (including, without limitation, expenses relating to the engagement of legal counsel) in accordance with Section 15.5 of the Credit Agreement.

This letter shall constitute a Loan Document, and, after the date hereof, any reference to the “Credit Agreement” or the “Agreement,” in the Credit Agreement or any other Loan Document, shall mean the Credit Agreement as modified hereby. This letter shall be subject to the provisions regarding governing law, waiver of jury trial, jurisdiction and venue applicable to the Credit Agreement.

This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this letter agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this letter.

[signature page follows]

Very truly yours,

ABL OPCO, LLC,
as Administrative Agent

By:	/s/ Joe Curdy
Name:	Joe Curdy
Title:	Managing Director

(Signatures continue on next page)

 Signature Page to Funding Request under Credit and Security Agreement

ACKNOWLEDGED AND AGREED TO BY BORROWERS:	S&W SEED COMPANY, a Nevada corporation

By:	/s/ Vanessa Baughman
Name:	Vanessa Baughman
Title:	Chief Financial Officer

Signature Page to Funding Request under Credit and Security Agreement